                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                  Media General
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                              [LOGO] MEDIA GENERAL



                                 Notice of 2001
                                 Annual Meeting
                                      and
                                Proxy Statement

                              Friday, May 18, 2001
                                   11:00 a.m.
                    Richmond Newspapers Production Facility
                       5555 Chamberlayne Road (U.S. 301)
                            Mechanicsville, Virginia

                           [MEDIA GENERAL LETTERHEAD]

                                     [LOGO]

                                                     April 2, 2001

     Dear Stockholder:

       You are cordially invited to attend Media General's 2001
     Annual Meeting on Friday, May 18, 2001.

       Our Annual Meeting will be held at the Richmond Newspapers
     Production Facility, 5555 Chamberlayne Road (U.S. 301, just north of its intersection with I-295), Mechanicsville, Virginia.

        Because of the mandatory retirement provisions in our By-laws, Messrs. Black and Mudd must retire from our Board of Directors at this year's Annual Meeting. We shall miss their counsel, and we thank them for their significant contributions to the Company. We are heartened, however, that Tom Rankin and Walter Williams have agreed to stand for election to the Board, and we very much look forward to introducing them to our Stockholders who, we believe, will benefit from their advice and counsel.

       Whether or not you plan to be present at the Annual Meeting, we value your vote. Most stockholders have a choice this year of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. However you choose to vote, please do so at your earliest convenience.

       I look forward to seeing you on May 18.

                                 Yours sincerely,

                                 /s/ J. Stewart Bryan III
                                 J. Stewart Bryan III

[Service Information Line]

                    Media General LOGO and Mailing Address


                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

To the Class A and Class B Common Stockholdersof Media General, Inc.

  Please take notice that the 2001 Annual Meeting of Stockholders of Media General, Inc., will be held at the Richmond Newspapers Production Facility, 5555 Chamberlayne Road (U.S. 301), Mechanicsville, Virginia, on Friday, May 18, 2001, at 11:00 a.m. for the following purposes:

    1. To elect a Board of Directors for the ensuing year;

    2. To approve amendments to the Media General, Inc., 1995 Long-Term In-centive Plan; and

    3. To act upon such other matters as properly may come before the meet-ing.

  Holders of the Company's Class A and Class B Common Stock of record at the close of business on March 16, 2001, are entitled to notice of and to vote at the meeting.

  Your attention is directed to the accompanying Proxy Statement.

                                          By Order of the Board of Directors

                                         George L. Mahoney, Secretary

Richmond, Virginia
April 2, 2001

  Stockholders are requested to vote over the Internet, by telephone or by completing and returning the accompanying proxy card in the envelope provided, whether or not they expect to attend the meeting in person. Internet and tele-phone voting facilities will close at 11:00 a.m. E.S.T. on May 17, 2001. A proxy may be revoked at any time before it is voted.

                                PROXY STATEMENT

                      2001 Annual Meeting of Stockholders

                            SOLICITATION OF PROXIES

  This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Media General, Inc. (the Company), to be used at the 2001 Annual Meeting of Stockholders to be held at the Richmond Newspapers Production Facility, 5555 Chamberlayne Road (U.S. 301, just north of its in-tersection with I-295), Mechanicsville, Virginia, on Friday, May 18, 2001, at 11:00 a.m. All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with instructions. Internet and telephone voting facili-ties will close at 11:00 a.m. E.S.T. on May 17, 2001. A proxy may be revoked by a Stockholder at any time before it is voted.

  The Annual Report to the Stockholders of the Company, including financial statements for the fiscal year ended December 31, 2000, and this Proxy State-ment and accompanying proxy card, are being mailed to Stockholders on or about April 2, 2001.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  The Company had outstanding 22,376,900 shares of Class A Common Stock (Class A Stock) and 556,574 shares of Class B Common Stock (Class B Stock) as of March 16, 2001. Only holders of record at the close of business on such date will be entitled to vote, and each share of Class A or Class B Stock will be entitled to one vote on each matter as to which such class is entitled to vote.

  The following table shows the stock ownership as of the most recent practi-cable date of all persons known by the Company to have been the beneficial owners of more than 5% of the outstanding shares of any class of the Company's securities and the stock ownership of the directors and officers of the Com-pany as a group. All such information is based on information furnished by or on behalf of the persons listed, who have sole voting power and sole disposi-tive power as to all shares of Class A and Class B Stock listed unless noted to the contrary.

                                             Amount and
                                     Title     Nature      Percent
     Name and Address of              of    of Beneficial    of
       Beneficial Holder             Class    Ownership     Class
     -------------------            ------- -------------  -------
J. Stewart Bryan III                Class A   2,726,874(1)  12.2%
 333 East Franklin Street           Class B     428,036(1)  76.9%
 Richmond, VA 23219

Jane Bryan Brockenbrough            Class B      55,580(2)  10.0%
 c/o Bryan Brothers
 5516 Falmouth St., Suite 302
 Richmond, VA 23230

Mario J. Gabelli                    Class A   7,160,621(3)  32.0%
 One Corporate Center
 Rye, NY 10580

Fidelity Investments Institutional  Class A   2,064,975(4)   9.2%
 Operations Company, Inc.
 82 Devonshire Street
 Boston, MA 02109

All directors and executive         Class A   3,050,194(5)  13.6%
 officers as a group                Class B     428,036     76.9%

-----------
(1) The shares listed for J. Stewart Bryan III include 4,800 shares of Class A Stock held by a private foundation controlled by Mr. Bryan, 44,798 shares of Class A Stock held (as of December 31, 2000) for his benefit by the MG Advantage 401(k) Plan (formerly the Media General, Inc., Thrift Plan Plus) (the 401(k) Plan), 123,910 shares of Class A Stock registered in his name under the Media General, Inc., Restricted Stock Plan (the Restricted Stock
    Plan), 168,767 shares of Class A Stock subject to currently exercisable options, 535,200 shares of Class A Stock held by trusts of which Mr. Bryan serves as a fiduciary and shares in the control of the voting and disposi-tion of the shares, 1,560,121 shares of Class A Stock held by the David Tennant Bryan Revocable Declaration of Trust (the D.T. Bryan Trust) of which Mr. Bryan serves as a co-trustee, and 373,000 shares of Class B Stock held by the D. Tennant Bryan Media Trust (the Media Trust), of which Mr. Bryan serves as sole trustee. Mr. Bryan, the D.T. Bryan Trust and the Media Trust constitute a group for certain purposes.

(2) Jane Bryan Brockenbrough additionally has sole voting and dispositive power as to 23,000 shares of Class A Stock.

(3) According to a Schedule 13D, amended as of January 11, 2001, the shares listed include shares held by Mr. Gabelli or entities under his direct or indirect control, including 4,457,141 shares held by GAMCO Investors, Inc. (GAMCO), and 2,700,200 shares held by Gabelli Funds, LLC (Gabelli Funds). In the aggregate, such shares are attributable to Mr. Gabelli and to Gabelli Group Capital Partners, Inc., and to Gabelli Asset Management, Inc., parent companies of GAMCO and Gabelli Funds. Mr. Gabelli and such entities, in the aggregate, have sole dispositive power for all shares ex-cept 98,450 shares for which there is no voting power. The Schedule 13D states that if the aggregate voting power of the Gabelli entities should exceed 25% of their voting interest in the Company, the 2,700,200 shares held by Gabelli Funds will be voted by a proxy voting committee for each of the approximately 20 funds advised by Gabelli Funds. Another Gabelli-controlled entity holds 380 shares of Class B Stock.

(4) Fidelity Investments serves as trustee of the 401(k) Plan, and the 2,064,975 Class A shares held as of March 1, 2001, are held in that capac-ity. The 401(k) Plan provides that shares held for the 401(k) Plan are to be voted by the trustee in the same proportion as instructions received from participants. Subject to certain restrictions, participants have the right to direct the disposition of shares of Class A Stock held for their benefit by the 401(k) Plan.

(5) Includes an aggregate of 316,834 Class A shares subject to currently exer-cisable stock options.

                         ITEM 1--ELECTION OF DIRECTORS

  The Articles of Incorporation of the Company provide for the holders of the Class A Stock voting separately and as a class to elect 30% of the Board of Directors (or the nearest whole number if such percentage is not a whole num-ber) and for the holders of the Class B Stock to elect the balance. According-ly, of the nine directors to be elected, three will be Class A Directors to be elected by the Class A Stockholders, and six will be Class B Directors to be elected by the Class B Stockholders. The By-laws of the Company, consistent with applicable Virginia law, provide that in the election of each class of Directors, those receiving the greatest number of votes of each class of Stockholders entitled to vote for such Directors shall be elected. Abstentions and non-votes by brokers, banks and other nominee holders of record shall not be counted for or against any nominee. The Directors elected will serve until the next Annual Meeting of Stockholders. All of the nominees listed below ex-cept Messrs. Rankin and Williams presently are members of the Board. Unless authority is withheld, the proxies will be voted for the election as Directors of the persons named below, or, if for any reason any of such persons are un-available, for such substitutes as management may propose. The Company has no reason to believe that any of the nominees will be unavailable. The following material is based on information submitted by the person named. Unless noted to the contrary, each Director has sole voting power and sole dispositive power as to all shares listed as owned beneficially by him or her.

                                                   Number and Percentage*
                                                   of Shares Beneficially
                                                    Owned March 16, 2001
                                                -------------------------------
                                       Director   Class
                Name               Age  Since     A(1)         %   Class B  %
                ----               --- -------- ---------    ----- ------- ----
Class A Directors
Charles A. Davis..................  52   1989       4,581               --
Robert V. Hatcher, Jr. ...........  70   1991       1,881               --
John G. Medlin, Jr. ..............  67   1994       2,381               --

Class B Directors
J. Stewart Bryan III..............  62   1974   2,726,874(2) 12.2% 428,036 76.9%
Marshall N. Morton................  55   1997      98,038(3)            --
Thompson L. Rankin................  60     --       1,200               --
Wyndham Robertson.................  63   1996         300               --
Henry L. Valentine, II............  73   1991      36,181(4)            --
Walter E. Williams................  64     --          --               --

-----------
*Percentages of stock ownership less than one percent are not shown.

(1) Includes shares, if any, held in the 401(k) Plan as of December 31, 2000. Does not include deferred Class A Stock units credited, as of December 31, 2000, to certain Directors' accounts pursuant to the Media General, Inc., Directors' Deferred Compensation Plan, as follows: Mr. Davis--8,399 units; Mr. Hatcher--7,978 units; Mr. Medlin--6,819 units; Miss Robertson--6,030 units; Mr. Valentine--7,611 units. For further information as to deferred Class A Stock units, see page 5.

(2) For further information as to stock held by Mr. Bryan, see "Voting Securi-ties and Principal Holders Thereof."

(3) For further information as to stock held by Mr. Morton, see "Stock Owner-ship of Executive Officers."

(4) Of the shares of Class A Stock listed, Mr. Valentine shares voting and dispositive power as a co-trustee as to 30,800 shares. The shares listed do not include 3,000 shares of Class A Stock held by Mr. Valentine's wife, as to which Mr. Valentine disclaims any voting or dispositive power.

Directors

  Charles A. Davis is Vice Chairman of Marsh & McLennan Companies, Inc., and is President and Chief Executive Officer of Marsh & McLennan Capital, Inc. He previously was a limited partner in The Goldman Sachs Group, L.P., and was a partner for more than five years in the investment banking firm of Goldman, Sachs & Co. Mr. Davis also serves as a director of Merchants Bancshares, Inc., and Progressive Corporation.

  Robert V. Hatcher, Jr. is the former Chairman of the Board and Chief Execu-tive Officer of Johnson & Higgins, an insurance consulting and brokerage firm, having served in that position for more than five years.

  John G. Medlin, Jr. is Chairman Emeritus of Wachovia Corporation. He previ-ously served from 1988 to 1998 as Chairman of Wachovia Corporation and, from 1977 through 1993, as Chief Executive Officer. Mr. Medlin also serves as a di-rector of BellSouth Corporation, Burlington Industries, Inc., R.J. Reynolds Tobacco Holdings, Inc., and USAirways Group, Inc.

  J. Stewart Bryan III was elected Chairman of the Board, President and Chief Executive Officer of the Company in July 1990. Prior to that date, he had served as Vice Chairman of the Board and Executive Vice President of the Com-pany since 1985, and as Chief Operating Officer of the Company since 1989. He additionally has been Publisher of the Richmond Times-Dispatch for more than five years.

  Marshall N. Morton is Senior Vice President and Chief Financial Officer of the Company and has served in those positions for more than five years.

  Thompson L. Rankin retired in 1997 as President and Chief Executive Officer of Lykes Bros. Inc., having served in that position for more than five years. He also is the former Chairman of the Board and Chief Executive Officer of Lykes Energy, Inc., and served in that position for more than five years. He previously served on the Board of Directors of the Company from 1985 to 1994. Mr. Rankin also serves as a director of TECO Energy, Inc.

  Wyndham Robertson retired in March 1996 as Vice President for Communications at the University of North Carolina, having served in that position for more than five years. She previously was an Assistant Managing Editor for Fortune magazine and worked with that organization for 24 years.

  Henry L. Valentine, II is Chairman of Davenport & Company LLC, a Richmond, Virginia, investment banking firm, and has served in that position for more than five years.

  Walter E. Williams has served on the faculty of George Mason University, Fairfax, Virginia, since 1980 and has been the chairman of the Economics De-partment since 1995. Additionally, he is an author, columnist and frequent television and radio commentator.

Board and Committee Meetings

  The full Board of Directors held one special meeting and five regular bi-monthly meetings during 2000.

  The standing committees of the Board of Directors are the Executive Commit-tee, the Audit Committee and the Compensation Committee. The Board has not formed a nominating committee.

  The Executive Committee presently consists of Messrs. Robert P. Black, Bry-an, Morton and Valentine. The Executive Committee is empowered, with certain limitations, to exercise all of the powers of the Board of Directors when the full Board is not in session. The Executive Committee met regularly six times during 2000 on a bi-monthly schedule that alternates with the regular meetings of the full Board of Directors.

  The Audit Committee presently consists of Miss Robertson and Messrs. Davis, Roger H. Mudd and Valentine. This committee oversees the audit function of the Company, both with regard to internal auditors and outside auditors, which are recommended to the Board by this committee. In this capacity, the committee meets with internal and outside auditors, approves all engagements of auditors and reviews all annual Securities and Exchange Commission (the SEC) filings made by the Company. The Audit Committee met twice during 2000. Each member of the Audit Committee is "independent," as that term is defined by the applica-ble listing standards of the American Stock Exchange.

  The Compensation Committee presently consists of Messrs. Black, Hatcher and Medlin. This committee has general responsibility for employee compensation, makes recommendations to the Board concerning officer and director compensa-tion and oversees the operation of the compensation related benefit plans. The Compensation Committee met twice during 2000. Each member of the Compensation Committee is "independent," as that term is defined by the applicable listing standards of the American Stock Exchange.

  Pursuant to the Media General, Inc., Directors' Deferred Compensation Plan, each Director who has not at any time served as an employee of the Company (an Outside Director) receives 50% of his or her annual compensation, which annual compensation is $75,000 in 2001, in deferred Class A Stock units and may elect to receive the other 50% of annual compensation in cash or deferred stock units. All Outside Directors but one elected to receive all available 2000 compensation in deferred stock units.

                     STOCK OWNERSHIP OF EXECUTIVE OFFICERS

  The following table lists the beneficial ownership of the Company's Class A and Class B Stock by the executive officers named in the "Summary Compensation Table" as of March 16, 2001.

                                Number and Percentage* of Shares
                                Beneficially Owned March 16, 2001
                             -----------------------------------------------------------
         Name                Class A(1)            %            Class B             %
         ----                ---------            ----          -------            ----
J. Stewart Bryan III         2,726,874(2)         12.2%         428,036(2)         76.9%
Marshall N. Morton              98,038(3)                            --
H. Graham Woodlief, Jr.         62,994(4)                            --
George L. Mahoney               17,038(5)                            --
Stephen R. Zacharias            22,573(6)                            --

-----------
*Percentages of stock ownership less than one percent are not shown.

(1) Includes shares held in the 401(k) Plan as of December 31, 2000.

(2) For further information as to stock held by Mr. Bryan, see "Voting Securi-ties and Principal Holders Thereof."

(3) Shares listed for Mr. Morton include 52,133 shares subject to currently exercisable options and 25,400 shares registered in his name under the Re-stricted Stock Plan.

(4) Shares listed for Mr. Woodlief include 37,334 shares subject to currently exercisable options and 15,000 shares registered in his name under the Re-stricted Stock Plan.

(5) Shares listed for Mr. Mahoney include 4,566 shares subject to currently exercisable options and 9,100 shares registered in his name under the Re-stricted Stock Plan.

(6) Shares listed for Mr. Zacharias include 18,000 shares subject to currently exercisable options.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and each of the other four most highly compensated executive officers for each of the last three fiscal years.

                          Summary Compensation Table

                                    Annual         Long-Term Compensation
                                 Compensation              Awards
                               ----------------- ---------------------------   All Other
        Name and                Salary   Bonus   Restricted Stock             Compensation
   Principal Position     Year   ($)      ($)         ($)(1)      Options (#)    ($)(2)
   ------------------     ---- -------- -------- ---------------- ----------  ------------
J. Stewart Bryan III,     2000 $830,000 $346,894            --      29,900      $56,736
 Chairman, President and  1999  780,000  314,157    $1,172,200      15,300       55,437
 Chief Executive Officer  1998  720,000  374,656            --      14,400       37,176


Marshall N. Morton,
 Senior Vice President    2000  485,000  165,848            --       8,700       24,588
 and                      1999  450,000  148,291       474,692       6,200       23,987
 Chief Financial Officer  1998  415,000  176,684            --       5,800       17,940


H. Graham Woodlief, Jr.,  2000  360,000  106,031            --       4,900       15,514
 Vice President           1999  335,000  103,125       300,316       3,900       15,166
                          1998  310,000  104,362            --       3,400       14,822


George L. Mahoney,        2000  307,500   84,121            --       3,000       13,830
 General Counsel          1999  285,000   75,134       169,533       2,200       13,392
                          1998  262,500   89,406            --       2,100       11,076


Stephen R. Zacharias,*    2000  216,000   32,828            --       2,100        5,594
 Treasurer                1999  202,000   29,585       121,095       1,600        7,900
                          1998  188,000   35,573            --       1,400        6,127

-----------
*Mr. Zacharias left the Company effective January 1, 2001.

(1) At December 31, 2000, the number and value of the aggregate restricted stock awards held by named executive officers were: Mr. Bryan--73,910 and $2,690,324; Mr. Morton--9,800 and $356,720; Mr. Woodlief--6,200 and
    $225,680; and Mr. Mahoney--3,500 and $127,400. Shares were awarded in the name of each executive, and each has all rights of other Class A Stock-holders, including dividends, subject to certain restrictions and forfei-ture provisions. Mr. Zacharias forfeited his restricted stock upon his de-parture from the Company.

(2) The amounts disclosed under this column for the most recent fiscal year consist of the following:

                                                             Dollar Value of
                                                            Insurance Premiums
                          Above-Market                     Paid by the Company
                         Amounts Earned   Annual Company   With Respect to Term
                          on Deferred    Contributions to   Life Insurance for
                          Compensation      Vested and      the Benefit of the
                           During the    Unvested Defined    Named Executive
          Name            Fiscal Year   Contribution Plans       Officer         Total
          ----           -------------- ------------------ -------------------- -------
J. Stewart Bryan III....     $7,547          $35,050             $14,189        $56,736
Marshall N. Morton......         --           19,260               5,328         24,588
H. Graham Woodlief,
 Jr.....................      1,656           13,542                 316         15,514
George L. Mahoney.......         --           11,724               2,106         13,830
Stephen R. Zacharias....         --            5,403                 191          5,594

                       Option Grants in Last Fiscal Year

  The following table provides information on stock options granted in fiscal 2000 to the namedexecutive officers.

                                              Individual Grants
                         ------------------------------------------------------------
                                                % of Total                             Grant
                               Number of         Options                                Date
                         Securities Underlying  Granted to  Exercise or               Present
                            Options Granted    Employees in Base Price   Expiration    Value
          Name                  (#)(1)         Fiscal Year   ($/Share)      Date       ($)(2)
          ----           --------------------- ------------ ----------- ------------- --------
J. Stewart Bryan III....        29,900             16.9%     $52.0625   Jan. 26, 2010 $667,488
Marshall N. Morton......         8,700              4.9%      52.0625   Jan. 26, 2010  194,219
H. Graham Woodlief,
 Jr.....................         4,900              2.8%      52.0625   Jan. 26, 2010  109,388
George L. Mahoney.......         3,000              1.7%      52.0625   Jan. 26, 2010   66,972
Stephen R. Zacharias....         2,100              1.2%      52.0625   Dec. 31, 2003   46,880

-----------
(1) The amounts listed under this column represent the number of shares of the Company's Class A Stock covered by options granted to the named executive officers during fiscal 2000 under the provisions of the 1996 Employee Non-Qualified Stock Option Plan (the 1996 Plan). Options granted under the 1996 Plan are exercisable in one-third increments over a three-year period and expire 10 years after the date of grant. The options also become fully exercisable upon, and must be exercised within 12 months of, the optionee's death during employment or retirement after age 55, except for Mr. Zacharias' options which must be exercised by December 31, 2003.

(2) Option values were computed using the Black-Scholes pricing model. The as-sumptions used in the model were: expected volatility of .2647; zero-cou-pon government bond yield of 6.9%; dividend yield of 1.31%; and time to exercise of 10 years. Additionally, a 5.71% discount was applied to re-flect three-year pro rata vesting (3% per year probability of forfeiture). The actual value, if any, an executive may realize will depend on the amount by which the stock price on the date of exercise exceeds the exer-cise price. There is no assurance that the value actually realized by an executive will be at or near the value estimated by use of the Black-Scholes model.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

  The following table provides information with respect to options exercised during fiscal 2000 and the number and value of stock options outstanding at the fiscal year-end.

                                          Number of Securities
                                         Underlying Unexercised     Value of Unexercised
                                               Options at           In-the-Money Options
                 Shares                    Fiscal Year-End (#)    at Fiscal Year-End ($)(1)
              Acquired On     Value     ------------------------- -------------------------
   Name       Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
   ----       ------------ ------------ ----------- ------------- ----------- -------------
J. Stewart
 Bryan
 III.......        --             --      168,700      44,900     $1,367,481        --
Marshall N.
 Morton....        --             --       45,232      14,768        236,739        --
H. Graham
 Woodlief,
 Jr. ......        --             --       41,666       8,634        371,596        --
George L.
 Mahoney...       867        $14,983        2,133       5,167             --        --
Stephen R.
 Zacharias..       --             --       18,000          --         70,716        --

-----------
(1) The amount listed represents the difference between the closing price of the Company's Class A Stock at the end of fiscal 2000 ($36.40) and the ex-ercise price per share, multiplied by the number of shares covered by the options.

                              Pension Plan Table

  The following table reflects the estimated aggregate retirement benefits to which certain executive officers of the Company, including each of the named executive officers in the Summary Compensation Table, are entitled under the provisions of the Company's non-contributory, funded Employees Retirement Plan and the Executive Supplemental Retirement Plan (the Plans). The amount of ben-efit assumes that the executive has completed a minimum of 15 years of serv-ice. The benefit amount will be reduced for service of less than 15 years, or if the executive retires prior to attaining age 63. Additional benefits are not earned for service in addition to 15 years.

                                                       Lifetime Annual Benefit
             Highest Five-Year                               at or After
            Average Compensation                       Normal Retirement Date
            --------------------                       -----------------------
                 $  150,000                                   $ 82,500
                    250,000                                    137,500
                    350,000                                    192,500
                    450,000                                    247,500
                    550,000                                    302,500
                    650,000                                    357,500
                    750,000                                    412,500
                    850,000                                    467,500
                    950,000                                    522,500
                  1,050,000                                    577,500
                  1,150,000                                    632,500
                  1,250,000                                    687,500
                  1,350,000                                    742,500
                  1,450,000                                    797,500

  The amount of benefit for the executive officers named in the Summary Com-pensation Table is derived by averaging each officer's five highest years of "Annual Compensation," as reflected in such tables. Retirement benefits shown are payable without offset for Social Security in monthly installments as life annuities, or in other optional forms, upon retirement after attaining age 63. Benefits for executives who participated in both plans prior to January 1, 1991, are reduced by the amount of benefits payable to them under pension plans of former employers.

            Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 (Exchange Act) requires that the Company's Executive Officers, Directors and persons owning more than 10% of the Company's Class A Stock file reports of ownership and changes in ownership with the SEC and with the Company.

  Based solely upon a review of such reports furnished to the Company, the Company believes that during the fiscal year ended December 31, 2000, the Ex-ecutive Officers, Directors and persons owning in excess of 10% of the out-standing shares of the Company's Class A Stock complied with the filing re-quirements of Section 16(a), except that no Section 16(a) filings were made by GAMCO Investors, Inc., or Gabelli Funds, LLC (the Gabelli entities), each a 10% holder. The Gabelli entities previously have asserted that such filings were not required by reason of an exemption for shares held by an institution without the purpose or effect of changing or influencing the control of an is-suer. The foregoing exemption is not available to the Gabelli entities, in the Company's view. Several of the Gabelli entities previously also have asserted the absence of a pecuniary interest in the shares they beneficially own. See "Voting Securities and Principal Holders Thereof."

                            Audit Committee Report

  During 2000, the Audit Committee of the Board of Directors developed a char-ter for the Committee; this charter was approved by the Board on January 27, 2000. The complete text of the charter is reproduced as Appendix A to this Proxy Statement.

  The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Company management has the primary responsi-bility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the accept-ability, of the accounting principles, the reasonableness of significant judg-ments and the clarity of disclosures in the financial statements.

  In addition, the Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's ac-counting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Committee also has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclo-sures required by the Independence Standards Board and considered the compati-bility of nonaudit services with the auditors' independence.

  The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management pres-ent, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Committee held two meetings during 2000.

  In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements at, and for the three years ended December 31, 2000, be included in the Annual Report on Form 10-K for filing with the SEC. Fees paid to the Company's independent auditors for the last fiscal year's audit were $623,000, and all other fees paid were $288,000, including audit-related fees of $128,000.

                                       The Audit Committee

                                              Charles A. Davis, Chairman
                                              Roger H. Mudd
                                              Wyndham Robertson
                                              Henry L. Valentine, II

                         Compensation Committee Report

  Media General's compensation system is a management tool that is used to support and reinforce key operating and strategic goals. It is applied con-sistently to all salaried employees.

  The Company's compensation programs for management employees are designed to build a strong link between an individual's performance and his or her related compensation opportunities as well as to align the interests of key Media Gen-eral employees with those of the Stockholders. These two elements induce eli-gible employees to be more responsive to the needs of the Company. Periodical-ly, the Company reviews its compensation programs with independent consultants to ensure that, corporately, it is taking advantage of current thinking in the field of compensation management.

  The Compensation Committee feels that a tightly administered program that rewards eligible managers for appropriate behavior is a constructive way to attract talented personnel. Eligibility to participate in Media General's an-nual and long-term incentive programs is determined by the Committee assisted by recommendations from the Chief Executive Officer.

  There are three components to total executive compensation at Media General: base salary and short- and long-term incentives. Using both general and spe-cific media industry surveys targeted to the Company's size along with pub-lished data on executive compensation levels, the Committee has established second quartile (51st-75th percentile) targets for each component. The number of companies participating in such surveys varies but averages about 75 in any given year.

  Base salary levels are determined with reference to external competitive levels (as described previously) and internal equity. Pay and performance then are linked through the use of the two incentive programs.

  The short-term incentive program combines specific threshold, target and maximum performance goals established at the beginning of the measurement year with award targets, as described previously. All goals are based on profit and asset utilization levels and are established individually for each business unit and for the Company. Cash awards are paid based on the accomplishment of these goals. Maximum awards are attained at 150% of goal. Except under excep-tional circumstances, which, in the Committee's opinion, were not under oper-ating unit control, no bonuses are paid to units earning less than 80% of their goal.

  A long-term incentive program is used to reward sustained stock price growth and/or achievement of long-term, pre-established earnings per share growth targets. Awards in this program are made in the form of stock options (typically awarded to eligible participants annually at fair market value on the grant date, vesting over a three-year period) and restricted stock (typically granted to selected executive officers every other year with restrictions (currently ten years) on sale that may be lifted if pre-established earnings per share growth targets are met). The combined ex-pected value of stock-based awards is targeted to achieve competitive levels of total compensation as described earlier; for those selected executive offi-cers who are eligible to receive both restricted stock and stock options, an-nual grants are awarded on the basis that 60% of the competitive long-term in-centive target would be delivered through restricted stock. The Committee notes that the relative value of a given award at the end of the measurement period will depend on the growth in value of the common stock of the Company over the time period. The vesting and ten-year trading restrictions emphasize the long-term nature of these awards and encourage eligible employees to re-main in the employ of the Company.

  Section 162(m) of the Internal Revenue Code disallows a deduction for com-pensation in excess of $1,000,000 paid to any of the executive officers named in the Summary Compensation Table, unless such excess compensation qualifies as "performance-based compensation" under Section 162(m) and related Internal Revenue Service regulations. All compensation paid to said executive officers in 2000 was deductible, and the Compensation Committee intends that all com-pensation paid in the future be deductible, except when the Committee deems the payment of non-deductible compensation to be in the best interests of the Company.

CEO Compensation During 2000

  Mr. Bryan's base salary in 2000 of $830,000 was 6.4% above that of the pre-ceding year. In the aggregate, corporate performance attained 90.4% of the targeted level and produced a bonus of $346,894, equal to 41.8% of Mr. Bryan's base compensation, up from 40.3% the year before. At the beginning of 2000, a stock option award of 29,900 shares of Media General Class A Stock was made to Mr. Bryan. As in the past, this award as well as Mr. Bryan's base salary and bonus were developed in accordance with competitive practice, as outlined pre-viously, and were based on the standard provisions of Media General's annual and long-term incentive plans.

                                       The Compensation Committee

                                              Robert V. Hatcher, Jr., Chairman
                                              Robert P. Black
                                              John G. Medlin, Jr.

                               Performance Graph

  The following graph shows the cumulative total Stockholder return on the Company's Class A Stock over the last five fiscal years as compared to the re-turns of the Standard & Poor's (S&P) Publishing (Newspapers) Index and the American Stock Exchange (AMEX) Composite Index. The graph assumes $100 was in-vested on December 29, 1995, in the Company's Class A Stock, the S&P Publish-ing (Newspapers) Index and the AMEX Composite Index and also assumes reinvest-ment of dividends.

                Comparison of Five-Year Cumulative Total Return
           Media General, Inc., S&P Publishing (Newspapers) and AMEX

                     1995     1996      1997       1998     1999      2000
                     ----     ----      ----       ----     ----      ----
Media General Inc.   $100    $103.16   $140.40    $170.03   $179.88  $128.31
S&P Publishing
 (Newspaper)          100     127.14    207.25     214.51    294.76   253.15
AMEX Market Index     100     105.52    126.97     125.25    156.15   154.23

                      APPOINTMENT OF INDEPENDENT AUDITORS

  At its January 2001 meeting, the Board of Directors appointed the firm of Ernst & Young LLP as the independent auditors of the Company for the 2001 fis-cal year. Ernst & Young LLP has examined the accounts of the Company for many years, including 2000. The Company has been advised by Ernst & Young LLP that it is an independent public accounting firm within the meaning of the applica-ble rules and regulations of the SEC. A representative of Ernst & Young LLP will be present at the Annual Meeting to make a statement, if he desires to do so, and to respond to appropriate questions from Stockholders.

      ITEM 2--APPROVAL OF AMENDMENTS TO THE 1995 LONG-TERM INCENTIVE PLAN

  At the Annual Meeting, the Class A and Class B Stockholders will be asked to approve amendments to the Media General, Inc., 1995 Long-Term Incentive Plan
(Plan) that will increase the total number of shares of Class A Common Stock (Shares) available for awards under the Plan, increase the maximum annual awards potentially available to individuals and add certain performance crite-ria that might be used in making awards.

Background

  The Plan initially was approved by Stockholders at the 1995 Annual Meeting in order to promote the identity of interests between Stockholders and employ-ees by encouraging and creating significant stock ownership and to attract and retain the services of qualified employees. To continue this link between com-pensation and corporate performance, the Board of Directors has adopted, sub-ject to Stockholder approval, the proposed amendments, the specifics of which were developed with the assistance of a national benefits consulting firm.

Proposed Amendments

  The Plan originally authorized the use of 1,300,000 Shares, no more than 400,000 of which would be available for stock-based awards subject to perfor-mance criteria. One of the proposed amendments will increase the total avail-able Shares by 2,200,000, of which 400,000 may be used for performance-based awards. The Plan also contains certain limits on annual individual awards. A second amendment would increase the limit on Shares available annually for in-dividual awards of stock options and stock appreciation rights (SARs) from 50,000 to 200,000 Shares, increase the maximum payout under performance-based awards from $300,000 to $2,000,000 and increase the maximum Shares available annually for restricted stock and other stock-based awards from 50,000 to 100,000 (or 200,000 over a two-year period). As of March 16, 2001, there were 74,608 Shares remaining available for stock options and SARs, and there were 29,917 Shares available for stock-based awards subject to performance crite-ria.

  The Plan is generally designed to comply with Section 162(m) of the Internal Revenue Code, which requires per-person award limits and Stockholder approval of the financial or other performance criteria used by the Compensation Com-mittee for making performance-based awards. Currently, the only performance criterion authorized by the Plan is annual net income. The third amendment would authorize the Compensation Committee to also use the following perfor-mance criteria, individually or in any combination: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group, or corporate financial goals; return on stock-holders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in or maintenance of the price of the Common Stock or any other publicly-traded securities of the company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; or reductions in costs.

Summary

  The following partial summary of the Plan is qualified by the actual text thereof, as amended and restated, which is reproduced as Appendix B to this Proxy Statement.

Principal Features of the Plan

  The Committee is authorized to designate participants from among the eligi-ble officers and other employees, determine the type and number of awards to be granted, set terms and conditions of awards and make all determinations which may be necessary or advisable for Plan administration.

  The Plan provides for the discretionary grant by the Committee of deferred stock, dividend equivalents, performance accelerated restricted stock, perfor-mance awards, performance-based restricted stock, restricted stock, stock ap-preciation rights, stock options and other stock-based awards, or combinations of these awards. The only Awards to date have been non-qualified stock options and performance accelerated restricted stock. The individuals eligible to par-ticipate in the Plan are the chief executive officer and the Company's other most highly compensated officers (Covered Employees), who in 2000 were the in-dividuals named in the Summary Compensation Table in this Proxy Statement and other salaried employees of the Company and its subsidiaries whose performance significantly may affect the success of the Company (approximately 130 peo-ple).

  The Plan allows Shares forfeited or related to an Award which terminates without issuance of Shares, or Shares used to exercise an Award or to satisfy tax withholding rules, to become available again for issuance, but in no event shall the number of shares subject to outstanding Awards exceed the total shares reserved. The closing price of a share of Class A Common Stock on the American Stock Exchange on March 16, 2001, was $41.99.

Restricted Stock

  Restricted stock generally consists of shares which may not be disposed of by participants until the lapse of restrictions established by the Committee. Restrictions may be based solely upon a certain period of continuous employ-ment, or shares may be subject to restrictions and to a risk of forfeiture if specified performance criteria are not met during the restriction period. In addition, the Committee may provide that the vesting of restricted shares will be accelerated if specified performance criteria are met during the restric-tion period. A participant receiving restricted stock will have all of the rights of a Stockholder, including the right to vote the shares and receive dividends, except as limited by the Committee. Upon termination of employment during the restriction period, unvested restricted stock will be forfeited, subject to such exceptions (if any) as the Committee may specify.

Stock Options and SARS

  Stock options, including tax qualified incentive stock options (ISOs) and non-qualified stock options, entitle the participant to purchase shares of Class A Common Stock at prescribed prices pursuant to a vesting schedule es-tablished by the Committee. SARs entitle the participant to receive the excess of the fair market value of a share of Class A Common Stock on the date of ex-ercise over the grant price of the SAR. SARs may be granted alone or in tandem with op-tions. Upon the exercise of a SAR issued in tandem with an option, the related option will be deemed to have been exercised. The exercise price of an option and the grant price of a SAR may not be less than the fair market value per share of the Common Stock on the date of grant. Stock options and SARs may be exercisable at such times (including certain periods following the termination of employment) and may be subject to such terms and conditions as the Commit-tee may specify, except that no option or SAR may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, other Shares, outstanding awards or other property as the Committee may deter-mine from time to time.

Amendment, Termination and Adjustments

  The Board may amend, suspend or terminate the Plan without the consent of Stockholders or participants, except that Stockholder approval must be sought if any such amendment would have the effect of increasing the total number of Shares that may be awarded under the Plan, increasing the per-participant lim-its on Shares to be awarded under the Plan, materially increasing the benefits accruing to Covered Employees or if Stockholder approval otherwise is required by any applicable law or regulation or rule of a stock exchange or if the Board in its discretion determines that obtaining such approval is advisable.

Federal Income Tax Implications

  The grant of an option or SAR will create no tax consequences for the par-ticipant or the Company. A participant will not have taxable income upon exer-cising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction at that time. Upon exercising an option other than an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the Shares acquired. Upon exercising a SAR, the participant generally must recognize ordinary income equal to the cash or the fair market value of Shares received. In each case, the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

  A participant's disposition of Shares acquired upon the exercise of an op-tion or SAR will result in a short-term or long-term capital gain or loss (ex-cept in the event that shares issued pursuant to the exercise of an ISO are disposed of within two years after the date of grant of the ISO or within one year after the transfer of the Shares to the participant) measured by the dif-ference between the sale price and the participant's tax basis in such Shares (or the exercise price of the option in the case of Shares acquired by the ex-ercise of an ISO and held for the applicable ISO holding period). Generally, there will be no tax consequences to the Company in connection with a disposi-tion of Shares acquired under an option or other award, except that the Com-pany will be entitled to a deduction (and the participant will recognize ordi-nary taxable income) if Shares acquired upon the exercise of an ISO are dis-posed of before the applicable ISO holding period has been satisfied.

  With respect to awards granted under the Plan that may be settled either in cash, Shares or other property that is either not restricted as to transfera-bility or not subject to a substantial risk of forfeiture, the participant generally must recognize compensation income equal to the cash or the fair market value of stock or other property received. The Company will be entitled to a deduction for the same amount. With respect to awards involving Shares or other property that is re-stricted as to transferability and subject to a substantial risk of forfei-ture, the Company will be entitled to a deduction for the same amount at the same time the participant recognizes ordinary income.

  In each instance described above, the deduction available to the Company may be limited by Section 162(m) of the Code which places a $1 million limit on the deduction that may be taken for compensation paid to any Covered Employee unless such compensation is based upon the attainment of performance goals es-tablished by the Committee and paid pursuant to a plan approved by Stockhold-ers. The Plan is designed so that options and performance-based Awards (except for Performance Accelerated Restricted Stock) will qualify as deductible com-pensation.

  The foregoing provides only a general description of the application of fed-eral income tax laws to certain types of awards under the Plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

  The Board of Directors recommends a vote FOR approval of the amendments to the Media General, Inc., 1995 Long-Term Incentive Plan. Approval requires a majority of votes cast by holders of Class A and Class B Common Stock voting together and not as separate classes.

                     STOCKHOLDER NOMINATIONS AND PROPOSALS

  Stockholders who believe they are eligible to have their proposals included in the Company's Proxy Statement for the 2002 Annual Meeting of Stockholders, in addition to other applicable requirements established by the SEC, must en-sure that their proposals are received by the Secretary of the Company not later than December 3, 2001.


  The By-laws of the Company establish an advance notice procedure for eligi-ble Stockholders to make nominations for Director and to propose business to be transacted at an Annual Meeting. The Company's By-laws additionally provide that nominations for Director and proposals for business must be given to the Secretary of the Company not less than 90 days nor more than 120 days prior to the date of an Annual Meeting. The Company's By-laws also require that certain specific information accompany a Stockholder notice of nomination or proposal for business. A copy of the Company's By-laws may be obtained by writing to the Secretary of the Company. The Company's 2002 Annual Meeting will be held on May 17, 2002.

                            SOLICITATION OF PROXIES

  The Company may solicit proxies in person or by telephone or mail. The cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses in sending proxy material to their principals, will be borne by the Company. Officers and other employees of the Company may partici-pate in such solicitation, for which they will receive no special or addi-tional compensation. In addition, the Company has retained D. F. King & Co. to assist in the solicitation of proxies for a basic fee of $8,000, plus reim-bursement of out-of-pocket expenses.

                                 OTHER MATTERS

  Management does not intend to present, nor, in accordance with the Company's By-laws, has it received proper notice from any person who intends to present, any matter for action by Stockholders at the Annual Meeting, other than as stated in the accompanying Notice. However, the enclosed proxy confers discre-tionary authority with respect to the transaction of any other business which properly may come before the meeting, and it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their best judgment.

                                          By Order of the Board of Directors

                                           George L. Mahoney, Secretary

Richmond, Virginia
April 2, 2001

  Stockholders are requested to vote over the Internet, by telephone or by completing and returning the accompanying proxy card in the envelope provided, whether or not they expect to attend the meeting in person. Internet and tele-phone voting facilities will close at 11:00 a.m. E.S.T. on May 17, 2001. A proxy may be revoked at any time before it is voted.

                                                                     APPENDIX A

                        Charter of the Audit Committee
                           of the Board of Directors

Organization

  The Audit Committee of the Board of Directors shall comprise at least three directors who are independent of management and the Company. Members of the Committee will be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Com-pany. All Committee members will be financially literate, or will become fi-nancially literate within a reasonable period of time after appointment to the Committee, and at least one member will have accounting or related financial management expertise.

Statement of Policy

  The Committee will provide assistance to the Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, and investment community relating to management's conduct of the Company's financial reporting process, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements and the Company's ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communications among the Committee, the Directors, the independent auditors, the internal auditors and the financial management of the Company.

  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside coun-sel, auditors, or other experts for this purpose.

Responsibilities

  The primary responsibility of the Committee is to oversee the Company's fi-nancial reporting process on behalf of the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee be-lieves its policies and procedures should remain flexible, in order to best react to changing conditions and to assure to the Directors and Shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

  The following shall be the common recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appro-priate given changing circumstances.

  In carrying out its responsibilities, the Committee will:

  . Obtain the Board of Directors' approval of this charter and review and reassess its adequacy as conditions dictate (at least annually). In addi-tion, a copy of this charter will be included in the Company's Proxy Statement every three years.

  . Assure that the independent auditors ultimately will be accountable to the Board and to the Committee who, as the shareholders' representatives, have the ultimate authority and responsibility in deciding to engage, evaluate, and if appropriate, terminate the auditor's services (or to nominate the independent auditors for shareholder approval in any proxy statement).

  . Obtain annually from the independent auditors a written list of all their relationships with and professional services provided to the Company and its related entities as required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees. In addition, dis-cuss with the independent auditors the nature and scope of any disclosed relationships or professional services that may impact the objectivity and independence of the independent auditor, and take appropriate action to ensure the continuing independence of the auditors.

  . Review the Company's process for assessing the risk of fraudulent finan-cial reporting and the program that management establishes to monitor compliance with the corporate code of conduct.

  . Include in the Company's annual Proxy Statement a Report of the Committee that confirms that the Committee has reviewed and discussed the audited financial statements with management and discussed required matters with the independent auditors.

  . Establish additional operating procedures to assure conformity with all communication and policy requirements of regulatory bodies relative to the conduct of the Committee.

                                                    Effective: January 27, 2000

                                                                     APPENDIX B

                              MEDIA GENERAL, INC.
                         1995 LONG-TERM INCENTIVE PLAN
                    Amended and Restated as of May 18, 2001

  1. Purpose.

  The purpose of this 1995 Long-Term Incentive Plan, amended and restated as of May 18, 2001 ("Plan"), of Media General, Inc. (together with any successor thereto) ("Company"), is (a) to promote the identity of interests between shareholders and employees of the Company by encouraging and creating signifi-cant ownership of Class A Common Stock of the Company by officers and other salaried employees of the Company and its subsidiaries; (b) to enable the Com-pany to attract and retain qualified officers and employees who contribute to the Company's success by their ability, ingenuity and industry; and (c) to provide meaningful long-term incentive opportunities for officers and other employees who are responsible for the success of the Company and who are in a position to make significant contributions toward its objectives.

  2. Definitions.

  In addition to the terms defined elsewhere in the Plan, the following shall be defined terms under the Plan:

  2.01. "Award" means any Performance Accelerated Restricted Stock, Perfor-mance Award, Option, Stock Appreciation Right, Restricted Stock, Deferred Stock, Dividend Equivalent or Other Stock-Based Award or any other right or interest relating to Shares or cash granted to a Participant under the Plan.

  2.02. "Award Agreement" means any written agreement, contract or other in-strument or document evidencing an Award.

  2.03. "Board" means the Board of Directors of the Company.

  2.04. "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

  2.05. "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan, or any subcommittee of either; provided, however, that the Committee, and any subcommittee thereof, shall consist of two or more directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code.

  2.06. "Company" is defined in Section 1.

  2.07. "Covered Employee" has the same meaning as set forth in Section 162(m) of the Code, and successor provisions.

  2.08. "Deferred Stock" means a right, granted to a Participant under Section 6.06, to receive Shares at the end of a specified deferral period.

  2.09. "Dividend Equivalent" means a right, granted to a Participant under
Section 6.04, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares.

  2.10. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

  2.11. "Fair Market Value" means, with respect to Shares, Awards or other property, the fair market value of such Shares, Awards or other property de-termined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be the closing sales price, re-ported on the American Stock Exchange or other primary market in which Shares are traded, on that date of a Share; provided that if there were no sales on the valuation date but there were sales on dates within a reasonable period both before and after the valuation date, the Fair Market Value is the weighted average of the closing prices on the nearest date before and the nearest date after the valuation date. The average is to be weighted inversely by the respective numbers of trading days between the selling dates and the valuation date.

  2.12. "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code.

  2.13. "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

  2.14. "Option" means a right, granted to a Participant under Section 6.07, to purchase Shares, other Awards or other property at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

  2.15. "Other Stock-Based Award" means a right, granted to a Participant un-der Section 6.09, that relates to or is valued by reference to Shares.

  2.16. "Participant" means a person who, as an officer or salaried employee of the Company or any Subsidiary, has been granted an Award under the Plan.

  2.17. "Performance Accelerated Restricted Stock" means Restricted Stock granted to a Participant under Section 6.02 containing certain performance criteria established by the Committee which, if met, shall accelerate the vesting thereof.

  2.18. "Performance Award" means a right granted to a Participant under Sec-tion 6.03 to receive cash, Shares, other Awards or other property the payment of which is contingent upon achievement of performance goals specified by the Committee.

  2.19. "Performance-Based Restricted Stock" means Restricted Stock that is subject to a risk of forfeiture if specified performance criteria are not met within the restriction period.

  2.20. "Plan" is defined in Section 1.

  2.21. "Restricted Stock" means Shares granted to a Participant under Section
6.05 that are subject to certain restrictions and to a risk of forfeiture.

  2.22. "Rule 16b-3" means Rule 16b-3, as from time to time amended and appli-cable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

  2.23. "Shareholders" means the holders of all issued and outstanding Shares.

  2.24. "Shares" means the Class A Common Stock, $5.00 par value, of the Com-pany and such other securities of the Company as may be substituted for Shares or such other securities pursuant to Section 10.

  2.25. "Stock Appreciation Right" means a right granted to a Participant un-der Section 6.08 to be paid an amount measured by the appreciation in the Fair Market Value of Shares from the date of grant to the date of exercise of the right, with payment to be made in cash, Shares, other Awards or other property as specified in the Award or determined by the Committee.

  2.26. "Subsidiary" means any corporation (other than the Company) with re-spect to which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock. In addition, any other related entity may be designated by the Board as a Subsidiary, provided such entity could be considered as a subsidiary according to generally ac-cepted accounting principles.

  2.27. "Year" means a calendar year.

  3. Administration.

  3.01. Authority of the Committee. The Plan shall be administered by the Com-mittee. The Committee shall have full and final authority to take the follow-ing actions, in each case subject to and consistent with the provisions of the
Plan:

    (i)   to select and designate Participants;

    (ii) to designate Subsidiaries;

    (iii) to determine the type or types of Awards to be granted to each Par-ticipant;

    (iv) to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or for-feiture, exercisability or settlement of an Award and waivers or accelera-tions thereof, based in each case on such considerations as the Committee shall determine (including the effect of Section 162(m) of the Code)) and all other matters to be determined in connection with an Award;

     (v) to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards or other property, or an Award may be cancelled, forfeited or surrendered;

    (vi) to determine whether, to what extent, and under what circumstances, cash, Shares, other Awards or other property payable with respect to an Award will be deferred either automatically, at the election of the Commit-tee or at the election of the Participant;

    (vii) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

    (viii) to establish the performance criteria, pursuant to Section 7.01 hereof, under which Performance Accelerated Restricted Stock, Performance-Based Restricted Stock and other Performance Awards are to be granted, and to determine and certify whether such criteria have been attained.

    (ix) to adopt, amend, suspend, waive and rescind such rules and regula-tions and appoint such agents as the Committee may deem necessary or advis-able to administer the Plan;

    (x) to correct any defect or supply any omission or reconcile any incon-sistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

    (xi) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or ad-visable for the administration of the Plan.

  3.02. Manner of Exercise of Committee Authority. Unless authority is specif-ically reserved to the Board under the terms of the Plan or applicable law, the Committee shall have sole discretion in exercising such authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, Subsidiaries, Shareholders, Participants and any person claiming any rights under the Plan from or through any Participant. The express grant of any specific power to the Committee and/or the taking of any action by the Committee shall not be construed as limiting any power or authority of the Committee. A memorandum signed by all members of the Committee shall constitute the act of the Commit-tee without the necessity, in such event, to hold a meeting. The Committee may delegate to officers or managers of the Company or any Subsidiary the authori-ty, subject to such terms as the Committee shall determine, to perform admin-istrative functions under the Plan.

  3.03. Limitation of Liability. Each member of the Committee shall in good faith be entitled to rely or act upon any report or other information fur-nished to such member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants or any ex-ecutive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

  4. Shares Subject to the Plan.

  Subject to adjustment as provided in Section 10, the total number of Shares reserved and available for Awards under the Plan shall be 3,500,000, of which up to 800,000 shares may be reserved for grants as Performance Awards, Perfor-mance-Based Restricted Stock, Performance Accelerated Restricted Stock and Other Stock-Based Awards. For purposes of this Section 4, the number of and time at which Shares shall be deemed to be subject to Awards and therefore counted against the number of Shares reserved and available under the Plan shall be the earliest date at which the Committee reasonably can estimate the number of Shares to be distributed in settlement of an Award or with respect to which payments will be made; provided, however, that the Committee may adopt procedures for the counting of Shares relating to any Award for which the number of Shares to be distributed or with respect to which payment will be made cannot be fixed at the date of grant to ensure appropriate counting, avoid double counting (in the case of tandem or substitute awards) and provide for adjustments in any case in which the number of Shares actually distributed or with respect to which payments are actually made differs from the number of Shares previously counted in connection with such Award.

  If any Shares to which an Award relates are forfeited or the Award is set-tled or terminates without a distribution of Shares (whether or not cash, other Awards or other property is distributed with respect to such Award), or if Shares are used to exercise an Award or to satisfy tax withholding rules, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfei-ture, settlement use or termination, again be available for Awards under the Plan.

  5. Eligibility.

  Awards may be granted only to individuals who are officers or other salaried employees (including employees who also are directors) of the Company or a Subsidiary; provided, however, that no Award pursuant to this Plan shall be granted to any member of the Committee.

  6. Specific Terms of Awards.

  6.01. General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11.02), such additional terms and conditions, not inconsistent with the provi-sions of the Plan, as the Committee shall determine, including without limita-tion the acceleration of vesting of any Awards or terms requiring forfeiture of Awards in the event of termination of employment by the Participant.

  6.02. Performance Accelerated Restricted Stock. Subject to the provisions of Sections 7.01 and 7.02, the Committee is authorized to grant Performance Ac-celerated Restricted Stock to Participants on the following terms and condi-tions:

    (i) Awards and Dividends. Performance Accelerated Restricted Stock Awards shall be denominated in Shares. The Participant thereupon shall be a Share-holder with respect to the Shares awarded, including the right to vote such Shares and to receive all dividends and distributions paid with respect thereto.

    (ii) Certificates of Shares. Performance Accelerated Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Performance Accelerated Re-stricted Stock are registered in the name of a Participant, such certifi-cates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Performance Accelerated Restricted Stock, the Company shall retain physical possession of the certificates, and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to that Performance Accelerated Restricted Stock.

    (iii) Restrictions and Acceleration. At the time of the Award of Perfor-mance Accelerated Restricted Stock, the Committee shall specify a period commencing on the date of the Award and ending on a date that is no more than 10 years thereafter. At the time of each such Award, the Committee also shall specify and advise the Participant of such performance targets as the Com-mittee shall determine to be appropriate which, if met, shall accelerate the termination of the foregoing restricted period for all or such other portion of the Performance Accelerated Restricted Stock as the Committee shall deem appropriate.

    (iv) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during an applicable restriction period, all Performance Accel-erated Restricted Stock that remains subject to such applicable restriction period shall be forfeited; provided, however, that the Committee may pro-vide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Performance Accelerated Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Com-mittee in other cases may waive in whole or in part the forfeiture of Per-formance Accelerated Restricted Stock.

  6.03. Performance Award. Subject to the provisions of Sections 7.01 and 7.02, the Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

    (i) Awards and Conditions. A Performance Award shall confer upon the Par-ticipant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Award is granted, in whole or in part, as determined by the Committee, conditioned upon the achievement of performance criteria determined by the Committee.

    (ii) Other Terms. A Performance Award shall be denominated in Shares and may be payable in cash, Shares, other Awards or other property, and the same may have such other terms as shall be determined by the Committee.

  6.04. Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants. The Committee may provide that Dividend Equiva-lents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or Awards or otherwise reinvested.

  6.05. Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

    (i) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Re-stricted Stock or the right to receive dividends thereon), which restric-tions may lapse separately or in combination at such times, under such cir-cumstances, in such installments or otherwise as the Committee shall deter-mine.

    (ii) Forfeiture. Performance-Based Restricted Stock shall be forfeited unless the pre-established performance criteria established by the Commit-tee are satisfied during the applicable restriction period. Except as oth-erwise determined by the Committee, including any vesting of Restricted Stock and accelerated vesting of Performance Accelerated Restricted Stock, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, Performance Accel-erated Restricted Stock or other Restricted Stock that is at that time sub-ject to restrictions shall be forfeited and reacquired by the Company; pro-vided, however, that the Committee may provide, by rule or regulation or in any Award

  Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Performance Accelerated Restricted Stock or other Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified events.

    (iii) Certificates of Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certifi-cates representing Restricted Stock are registered in the name of the Par-ticipant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificates, and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

    (iv) Dividends. Unless otherwise determined by the Committee, cash divi-dends paid on Performance-Based Restricted Stock shall be automatically re-invested in additional shares of Performance-Based Restricted Stock, and cash dividends paid on other Restricted Stock shall be paid to the Partici-pant. Dividends reinvested in Performance-Based Restricted Stock and Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.

  6.06. Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, on the following terms and conditions:

    (i) Award and Restrictions. Delivery of Shares will occur upon expiration of the deferral period specified for Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse at the expiration of the deferral pe-riod or at earlier specified times, separately or in combination, in in-stallments or otherwise as the Committee shall determine.

    (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof (as provided in the Award Agreement evidencing the Deferred Stock), all De-ferred Stock that is at that time subject to deferral (other than a defer-ral at the election of the Participant) shall be forfeited; provided, how-ever, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

  6.07. Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

    (i) Exercise Price. The exercise price per Share purchasable under an Op-tion shall be determined by the Committee; provided, however, that such ex-ercise price shall be not less than the Fair Market Value of a Share on the date of grant of such Option.

    (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the meth-ods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash,

  Shares (including Shares acquired from the Company if held at least six months prior to such exercise), other Awards or awards issued under other Company plans, or other property (including notes or other contractual ob-ligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements), and the methods by which Shares will be delivered or deemed to be delivered to Participants. Options shall expire not later than 10 years after the date of grant.

    (iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of
  Section 422 of the Code, including but not limited to the requirement that no Incentive Stock Option shall be granted more than 10 years after the ef-fective date of the Plan. Anything in the Plan to the contrary notwith-standing, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. In the event a Participant voluntarily disqualifies an Option as an Incentive Stock Op-tion, the Committee may, but shall not be obligated to, make such addi-tional Awards or pay bonuses as the Committee shall deem appropriate to re-flect the tax savings to the Company which result from such disqualifica-tion.

  6.08. Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

    (i) Right to Payment. A Stock Appreciation Right shall confer on the Par-ticipant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exer-cise (or, if the Committee shall so determine in the case of any such right, other than one related to an Incentive Stock Option, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise or the Change of Control Price as defined in Section 9.03) over (B) the grant price of the Stock Appreciation Right as deter-mined by the Committee as of the date of grant of the Stock Appreciation Right, which, except as provided in Section 7.03, shall be not less than the Fair Market Value of one Share on the date of grant.

    (ii) Other Terms. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by which Shares will be delivered or deemed to be delivered to Participants and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights shall expire not later than 10 years after the date of grant.

  6.09. Other Stock-Based Awards. The Committee is authorized to grant to Par-ticipants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, in-cluding without limitation, Shares awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securi-ties, other rights convertible or exchangeable into Shares, purchase rights and Awards valued by reference to book value of Shares or the value of securi-ties of or the performance of specified Subsidiaries. The Committee shall de-termine the terms and conditions of such Awards, which may include performance criteria. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6.09 shall be purchased for such consideration, paid for at such times, by such methods and in such forms, in-cluding, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

  7. Certain Provisions Applicable to Awards.

  7.01. Performance-Based Awards. Performance Awards, Performance-Based Re-stricted Stock, and certain Other Stock-Based Awards subject only to perfor-mance criteria are intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more pre-established, objective perfor-mance goals within the meaning of, and subject to such additional Shareholder approval as may be required by, Section 162(m) and the regulations thereunder. Until otherwise determined by the Committee, the performance goals shall be based upon the attainment of one or more of the following pre-established cri-teria: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group, or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profit; earnings before interest and taxes; earn-ings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; or reductions in costs.

  The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the direction of the Committee.

  7.02. Maximum Yearly Awards. No participant may receive a grant of Option or Stock Appreciation Rights exceeding 200,000 in any Year. In addition to this maximum, the maximum annual individual payout of Performance Awards is $2,000,000, and the Maximum individual limit of shares earned under Perfor-mance-Based Restricted Stock, Performance Accelerated Restricted Stock and Other Stock-Based Awards may not exceed 100,000 shares in any Year or 200,000 in any two-Year period.

  7.03. Stand-Alone, Additional, and Tandem Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with (unless resulting in disqualification of the as-sociated Incentive Stock Option) any other Award granted under the Plan or any award granted under any other plan of the Company, any Subsidiary or any busi-ness entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

  7.04. Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or a Stock Appreciation Right granted in tandem therewith exceed a period of 10 years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

  7.05. Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Com-mittee shall determine, including without limitation, cash, Shares, other Awards or other property, and may be made in a single pay-ment or transfer, in installments or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of rea-sonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denomi-nated in Shares, subject in any event to the requirements of Section 162(m) of the Code.

  8. General Restrictions Applicable to Awards.

  8.01. Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with Rule 16b-3 in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act. Accord-ingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

  8.02. Limits on Transfer of Awards; Beneficiaries. No right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any party (other than the Company or a Subsidiary) or shall be sub-ject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary). Unless otherwise determined by the Committee (subject to the requirements of Section 8.01), no Award subject to any restriction shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution (except to the Company under the terms of the Plan); provided, however, that a Participant may, in the manner established by the Committee, designate a beneficiary or beneficia-ries to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and condi-tions of the Plan and any Award Agreement applicable to such Participant.

  8.03. Registration and Listing Compliance. The Company shall not be obli-gated to deliver any Award or distribute any Shares with respect to any Award in a transaction subject to regulatory approval, registration or any other ap-plicable requirement of federal or state law, or subject to a listing require-ment under any listing or similar agreement between the Company and any na-tional securities exchange, until such laws, regulations and contractual obli-gations of the Company have been complied with in full, although the Company shall be obligated to use reasonable efforts to obtain any such approval and comply with such requirements as promptly as practicable.

  8.04. Share Certificates. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer order and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange on which Shares are listed. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions that may be applicable to Shares, including under the terms of the Plan or any Award Agreement. In addition, during any period in which Awards or Shares are subject to restrictions under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that certificates represent-ing Shares issuable or issued pursuant to an Award shall remain in the physi-cal custody of the Company or such other person as the Committee may desig-nate.

  9. Adjustment Provisions.

  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares or other property), recapi-talization, stock split, reverse stock split, reorganization, merger, consoli-dation, spin-off, combination, repurchase or share exchange or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may thereafter be issued in connection with Awards, (ii) the number and kind of Shares issued or issuable in respect of outstanding Awards and (iii) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that, with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to vio-late Section 422(b)(1) of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, with-out limitation, events described in the preceding sentence) affecting the Com-pany or any Subsidiary or the financial statements of the Company or any Sub-sidiary, or in response to changes in applicable laws, regulations or account-ing principles.

  10. Plan Amendments.

  The Board may amend, alter, suspend, discontinue or terminate the Plan with-out the consent of shareholders or Participants, except that any such amend-ment, alteration, suspension, discontinuation or termination shall be subject to the approval of the Company's shareholders no later than one year after such Board action if such shareholder approval is required by any federal or state law or regulation, including without limitation Sections 162(m) and 422 of the Code, or the rules of any stock exchange on which the Shares may be listed, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that, without the consent of an affected Participant, no amendment, alteration, sus-pension, discontinuation or termination of the Plan may impair the rights of such Participant under any Award theretofore granted to him.

  11. General Provisions.

  11.01. No Rights to Awards. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for unifor-mity of treatment of Participants and employees.

  11.02. No Shareholder Rights. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

  11.03. Tax Withholding. The Company or any Subsidiary is authorized to with-hold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of

Shares, or any payroll or other payment to a Participant, amounts for with-holding and other taxes due with respect thereto, its exercise or any payment thereunder and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Award. This authority shall only include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in sat-isfaction of a Participant's minimum withholding tax obligations.

  11.04. No Right to Employment. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as confer-ring, upon any employee any right to continue in the employ of the Company or any Subsidiary or to interfere in any way with the right of the Company or any Subsidiary to terminate his employment at any time or increase or decrease his compensation from the rate in existence at the time of granting of an Award.

  11.05. Unfunded Status of Awards. The Plan is intended to constitute an "un-funded" plan for incentive and deferred compensation. With respect to any pay-ments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrange-ments to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards or other property pursuant to any award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

  11.06. Other Compensatory Arrangements. The Company or any Subsidiary shall be permitted to adopt other or additional compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be ei-ther generally applicable or applicable only in specific cases.

  11.07. Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be for-feited or otherwise eliminated.

  11.08. Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the Commonwealth of Virginia, with-out giving effect to principles of conflicts of laws and applicable federal law.

  12. Effective Date.

  The Plan shall become effective upon approval of the affirmative vote of the holders of a majority of the votes cast by the holders of Class A and Class B Common Stock of the Company, voting together and not as separate classes, at a meeting of the Company's shareholders to be held on May 18, 2001, or any ad-journment thereof.

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                        Annual Meeting of Stockholders

                              MEDIA GENERAL, INC.

                                  MAY 18, 2001

                              Class A Common Stock



                Please Detach and Mail in the Envelope Provided

         Please mark your
A  [X]   votes as in this
         example.


           The Board of Directors recommends a vote FOR the following proposals.

                    FOR        WITHHOLD
Item 1.
    Election of    [    ]       [    ]
    Directors.



FOR, except vote withheld for the following nominee(s):

-------------------------------------------------------


NOMINEES:
    CLASS A DIRECTORS
    Charles A. Davis
    Robert V. Hatcher, Jr.
    John G. Medlin, Jr.


FOR, except vote withheld for the following nominee(s):

-------------------------------------------------------



                                             FOR      AGAINST       ABSTAIN
Item 2. Approve Amendments to 1995          [    ]    [     ]       [     ]
        Plan.



RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED.

THIS PROXY REVOKES ALL PREVIOUS PROXIES. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.


Signature ______________________________ Date ____________________


Signature_______________________________ Date ______________________
                 IF HELD JOINTLY


NOTE: Please sign as name appears printed above. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title.

CLASS A                       MEDIA GENERAL, INC.                       CLASS A
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 2001
                  PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


J. Stewart Bryan III, Marshall N. Morton and George L. Mahoney, or any of them, the proxies of the undersigned, with power of substitution, are hereby appointed to vote all Class A Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Friday, May 18, 2001, and any adjournment thereof, as follows on the reverse side and upon such other business as may properly come before the meeting for the vote of such Stockholder.

                       PLEASE NOTE ANY ADDRESS CHANGE HERE



To ensure timely receipt of your vote and to help the Company reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone: simply follow the instructions on the reverse side of this card. Internet and telephone voting facilities will close at 11:00 a.m. E.S.T. on May 17, 2001.

If you choose to submit your voting instruction by mail, just mark, sign and date this proxy card on the reverse side and return it promptly in the envelope provided. Please date and sign this proxy as name appears. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

              (continued and to be dated and signed on other side)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                              MEDIA GENERAL, INC.

                              CLASS A COMMON STOCK
                                  MAY 18, 2001

                           PROXY VOTING INSTRUCTIONS


TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
-------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO  VOTE  BY  INTERNET
----------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

Note: If you vote by Internet or telephone, please do not mail in your proxy card.

Internet and telephone voting are available 24 hours a day - 7 days a week!

Internet and telephone voting facilities will close at 11:00 a.m. E.S.T. on May 17, 2001.

YOUR CONTROL NUMBER IS          [_______________________________]


            Please mark your
A   [X]     votes as in this
            example.


     The Board of Directors recommends a vote FOR the following proposals.


                    FOR          WITHHOLD
Item 1.
   Election of     [    ]         [    ]
   Directors.



NOMINEES:
    CLASS A DIRECTORS
    -----------------
    Charles A. Davis
    Robert V. Hatcher, Jr.
    John G. Medlin, Jr.


                                                FOR       AGAINST       ABSTAIN
Item 2. Approve Amendments to 1995 Plan.        [  ]      [     ]       [     ]


RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED.

THIS PROXY REVOKES ALL PREVIOUS PROXIES. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

FOR, except vote withheld for the following nominee(s):


_______________________________________________________________________



Signature ___________________________ Date ____________________



Signature ___________________________ Date ______________________
                IF HELD JOINTLY

NOTE: Please sign as name appears printed above.  Joint owners should each sign.
      When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title.

                        Please date, sign and mail your
                      proxy card back as soon as possible!


                         Annual Meeting of Stockholders
                              MEDIA GENERAL, INC.

                                  MAY 18, 2001

                              Class B Common Stock



                Please Detach and Mail in the Envelope Provided

          Please mark your
A  [X]    votes as in this
          example.


     The Board of Directors recommends a vote FOR the following proposals.

                       FOR     WITHHOLD
Item 1.
Election of           [   ]    [      ]
Directors.

FOR, except vote withheld for the following nominee(s):


_______________________________________________________


NOMINEES:
    CLASS B DIRECTORS
    -----------------
    J. Stewart Bryan III
    Marshall N. Morton
    Thompson L. Rankin
    Wyndham Robertson
    Henry L. Valentine, II
    Walter E. Williams


                                             FOR        AGAINST      ABSTAIN
Item 2. Approve Amendments to 1995 Plan.     [  ]        [    ]      [     ]


RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED.

THIS PROXY REVOKES ALL PREVIOUS PROXIES. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.





Signature _______________________ Date ____________________


Signature _______________________ Date ______________________
              IF HELD JOINTLY

NOTE: Please sign as name appears printed above.  Joint owners should each sign.
      When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title.

CLASS B                         MEDIA GENERAL, INC.                     CLASS B
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 2001
                  PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

J. Stewart Bryan III, Marshall N. Morton and George L. Mahoney, or any of them, the proxies of the undersigned, with power of substitution, are hereby appointed to vote all Class B Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Friday, May 18, 2001, and any adjournment thereof, as follows on the reverse side and upon such other business as may properly come before the meeting for the vote of such Stockholder.

                      PLEASE NOTE ANY ADDRESS CHANGE HERE

To ensure timely receipt of your vote and to help the Company reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone: simply follow the instructions on the reverse side of this card. Internet and telephone voting facilities will close at 11:00 a.m. E.S.T. on May 17, 2001.

If you choose to submit your voting instruction by mail, just mark, sign and date this proxy card on the reverse side and return it promptly in the envelope provided. Please date and sign this proxy as name appears. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

              (continued and to be dated and signed on other side)

                       ANNUAL MEETING OF STOCKHOLDERS OF

                              MEDIA GENERAL, INC.

                              CLASS B COMMON STOCK
                                  MAY 18, 2001

                           PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

Note: If you vote by Internet or telephone, please do not mail in your proxy card.

Internet  and  telephone  voting are  available  24 hours a day - 7 days a week!

Internet and telephone voting facilities will close at 11:00 a.m. E.S.T. on May 17, 2001.

YOUR CONTROL NUMBER IS                 [__________________________________]




           Please mark your
A  [X]     votes as in this
           example.

     The Board of Directors recommends a vote FOR the following proposals.

                     FOR     WITHHOLD
Item 1.
  Election of       [   ]    [      ]
  Directors.

FOR, except vote withheld for the following nominee(s):



__________________________________________________________


NOMINEES:
     CLASS B DIRECTORS
     -----------------
     J. Stewart Bryan III
     Marshall N. Morton
     Thompson L. Rankin
     Wyndham Robertson
     Henry L. Valentine, II
     Walter E. Williams



                                              FOR       AGAINST      ABSTAIN
Item 2. Approve Amendments to 1995
        Plan.                                 [  ]      [     ]      [     ]



RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED.

THIS PROXY REVOKES ALL PREVIOUS PROXIES. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Signature ____________________________ Date ____________________


Signature ____________________________ Date ____________________
              IF HELD JOINTLY


NOTE: Please sign as name appears printed above.  Joint owners should each sign.
      When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title.

                                                                   FIRST CLASS
                                                                   U.S. POSTAGE
                                                                   PAID
                                                                   PROXY
                                                                   TABULATOR

FIDELITY INSTITUTIONAL RETIREMENT SERVICES CO.
P.O. BOX 9107
HINGHAM, MA 02043-9107


Please fold and detach card at perforation before mailing



CLASS A                                                                  CLASS A

MEDIA GENERAL, INC.
MG ADVANTAGE 401(k) PLAN
ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2001


The undersigned hereby instructs Fidelity Management Trust Company, as Trustee of the MG Advantage 401(k) Plan, to vote all shares of Media General, Inc. Class A Common Stock held by the 401(k) Plan for my account at the Annual Meeting of Stockholders of Media General, Inc. to be held on Friday, May 18, 2001, and any adjournment thereof, as follows on the reverse side and upon such other business as may properly come before the meeting for the vote of such Stockholder.


                                                        Date:

                                        PLEASE DATE, SIGN AND RETURN THIS
                                        INSTRUCTION CARD IN THE ENCLOSED POSTAGE
                                        PAID ENVELOPE AS SOON AS POSSIBLE.


                                        Signature


                                        Please date and sign this instruction
                                        card exactly as name appears.

Please sign the attached instruction card and return it promptly in the postage paid envelope provided so that your vote may be counted.

An immediate response will save the Company the expense of additional proxy mailings.


Thank You!


Please fold and detach card at perforation before mailing


MEDIA GENERAL, INC.
MG ADVANTAGE 401(k) PLAN


If you do not provide direction hereon or if your card is not received by May 16, 2001, the shares credited to your account will be voted in the same proportion as those shares for which Fidelity receives directions.

Please fill in box(es) as shown using
black or blue ink or a number 2 pencil.
PLEASE DO NOT USE FINE POINT PENS. [X]

Item 1. Election of Directors.
          CLASS A DIRECTORS                     (01) Charles A. Davis
                                                (02) Robert V. Hatcher, Jr.
                                                (03) John G. Medlin, Jr.

       FOR          WITHHOLD
       [  ]          [  ]

FOR, except vote withheld for the following nominees(s):

--------------------------------------------------------------------------------

Item 2. Approve Amendments to 1995 Plan.

         FOR            AGAINST         ABSTAIN
        [  ]              [  ]            [  ]

RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS INSTRUCTION REVOKES ALL PREVIOUS INSTRUCTIONS.